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                                                                    Exhibit 23.2

               Consent of Ernst & Young LLP, Independent Auditors


         We consent to the reference to our firm under the caption "Experts" and to the use of our report on the Employee Self Service Business of Edify Corporation dated January 28, 2000, in the Registration Statement (Form S-1) and related Prospectus of Workscape, Inc. for the registration of shares of Workscape Inc.'s common stock to be filed on or about March 21, 2000.


                                                           /s/ Ernst & Young LLP




McLean, Virginia
March 20, 2000